                                                                    EXHIBIT 99.1

                                                                 [WILLIAMS LOGO]


NEWS RELEASE

NYSE: WMB

================================================================================

DATE:               March 7, 2002


CONTACT:            Ellen Averill                      Rick Rodekohr                      Richard George
                    Williams (media relations)         Williams (investor relations)      Williams (investor relations)
                    (918) 573-6476                     (918) 573-2087                     (918) 573-3679
                    ellen.averill@williams.com         rick.rodekohr@williams.com         richard.george@williams.com


    WILLIAMS REPORTS 2001 FINANCIAL IMPACT OF FORMER SUBSIDIARY OBLIGATIONS;

                              FILES AUDITED RESULTS

         TULSA, Okla. -- Williams [NYSE: WMB] today reported a 2001 audited consolidated net loss of $477.7 million, or 95 cents per share on a diluted basis, including pre-tax charges of $2.05 billion in connection with the previously disclosed contingent obligations related to the company's former telecommunications subsidiary. After tax, the charge is $1.31 billion, or $2.62 per share. Prior year net income was $524.3 million, or $1.17 per share.

         Income from continuing operations for 2001 was $835.4 million, or $1.67 per share on a diluted basis, compared with $965.4 million, or $2.15 per share on the same basis for 2000. The 2001 results from continuing operations include pre-tax charges related to Williams Communications Group of $213 million, or 29 cents per share. Also included is a $37 million pre-tax charge, or 5 cents per share, for management's estimate of the loss effect of a Feb. 21, 2002, decision by the Texas Supreme Court denying Transco's 2001 petition for review of the matter. The company plans to seek a rehearing.

         Consistent with amounts reported on Jan. 29, recurring earnings for 2001 were a record $2.35 per share, compared with recurring earnings of $2.33 per share for 2000. A reconciliation of the reported to recurring earnings schedule is included with this release.

         The total WCG-related charges of $2.05 billion, which includes the $213 million charge reported in income from continuing operations, effectively represents 80 percent of the total WCG-related guarantees and payment obligations, and the deferred payment for services provided to WCG. The amount also includes the write-off of the remaining balance of Williams' investment in WCG common stock and a loss provision on the minimum lease payment receivable, based on an estimate of the fair value of the leased assets.

         "Now that we've estimated the impact of our contingent obligations relating to Williams Communications, we're ready to move forward with 2002 as a base year," said Steve Malcolm, president and CEO of Williams. "Williams has made a productive start to 2002. We've issued $1.1 billion of publicly traded units, completed some $50 million in asset sales, reduced planned capital expenditures by $1 billion and have committed to $50 million in other expense reductions. We're continuing to do more, such as additional asset sales.

         "Williams has a history of adapting to new realities and remaking itself always as a stronger company. That's what we're doing. We have made great strides toward putting these issues behind us," he said.

         Malcolm will discuss 2001 earnings during an analysts conference at 8:15 a.m. Eastern Friday in New York. To access the conference, use the webcast link at www.williams.com.

         Williams' 2001 Form 10-K, which was filed today, is available on the investors' page at www.williams.com or through the Edgar searchable database at www.sec.gov.

ABOUT WILLIAMS (NYSE: WMB)

Williams, through its subsidiaries, connects businesses to energy, delivering innovative, reliable products and services. Williams information is available at www.williams.com.

                                       ###


Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.

RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS TO RECURRING EARNINGS (UNAUDITED)

                                                                             Three months ended               Years ended
                                                                                 December 31,                 December 31,
                                                                        --------------------------    --------------------------
(Dollars in millions, except for per-share amounts)                         2001          2000           2001           2000
                                                                        -----------    -----------    -----------    -----------
INCOME (LOSS) FROM CONTINUING OPERATIONS                                $    (103.7)   $     363.6    $     835.4    $     965.4

DILUTED EARNINGS (LOSS) PER COMMON SHARE FROM CONTINUING OPERATIONS           (0.20)   $      0.80    $      1.67    $      2.15
                                                                        ===========    ===========    ===========    ===========

NONRECURRING ITEMS:
Energy Marketing & Trading
  Guarantee loss accruals & impairments associated with exiting
    the Energy Capital business                                                               17.2                          47.5
  Write-down of investments in eSpeed stock and Houston Street**                                             23.3
  Impairment of plant for terminated expansion                                 13.3                          13.3
  Impairment of distributed power services business                                           16.3                          16.3
  Other                                                                                        3.1                           9.0
                                                                        -----------    -----------    -----------    -----------
 Total EM&T nonrecurring items                                                 13.3           36.6           36.6           72.8

Gas Pipeline
  Gain on sale of Northern Border LP interest                                                               (27.5)
  Loss accrual for royalty claim                                               18.3                          18.3
  Accrual of historical transportation & exchange liability                                                                  6.4
  Other                                                                                                                      2.8
                                                                        -----------    -----------    -----------    -----------
 Total Gas Pipeline nonrecurring items                                         18.3                          (9.2)           9.2

  Exploration & Production
    Other                                                                                      6.0                           4.5
                                                                        -----------    -----------    -----------    -----------
  Total Exploration & Production nonrecurring items                                            6.0                           4.5

  International
    Impairment of soda ash mining facility                                    170.0                         170.0
                                                                         -----------    -----------    -----------    -----------
  Total International nonrecurring items                                      170.0                         170.0

  Midstream Gas & Liquids
    Impairment of south Texas assets as held for sale                          (1.3)                         13.8
    Restructuring/early retirement costs                                                                                    14.7
    Other                                                                                                                    2.3
                                                                        -----------    -----------    -----------    -----------
  Total Midstream Gas & Liquids nonrecurring items                             (1.3)                         13.8           17.0

  Petroleum Services
    Gain on sale of convenience stores                                         (3.2)                        (75.3)
    Accrued liability for royalty oil claim - 1993-99                                                         7.5
    Impairment of Touchstar business to fair value                              0.9           11.9           12.1           11.9
    Impairment and loss accruals for certain Travel Centers                    14.7                          14.7
    Write-down of software development costs                                                   7.4                           7.4
    Other                                                                       1.3                           1.3            2.9
                                                                        -----------    -----------    -----------    -----------
  Total Petroleum Services nonrecurring items                                  13.7           19.3          (39.7)          22.2

  Provision for uncollectible receivables from WCG                            188.0                         188.0
  Interest accrued on Transco royalty claim                                    19.1                          19.1
  Transaction costs - Amortization of 1998 MAPCO merger-related costs                          1.5            1.5            7.1
  Settlement from former coal operations                                        9.7
  Write-down of investment in WCG stock**                                      25.0                          95.9
  Minority interest - Effect of impairment of soda ash                        (17.0)                        (17.0)
  Other                                                                        (2.2)                          2.8            2.7
                                                                        -----------    -----------    -----------    -----------
TOTAL NONRECURRING ITEMS                                                      426.9           63.4          471.5          135.5
Tax effect for above items:                                                   150.7           25.4          131.7           54.2
                                                                        -----------    -----------    -----------    -----------
RECURRING EARNINGS                                                      $     172.5    $     401.6    $   1,175.2    $   1,046.7
                                                                        ===========    ===========    ===========    ===========

RECURRING DILUTED EARNINGS PER COMMON SHARE                             $      0.33    $      0.89    $      2.35    $      2.33
                                                                        ===========    ===========    ===========    ===========

WEIGHTED-AVERAGE SHARES - DILUTED (THOUSANDS)                               518,071        450,238        500,567        449,320


**NO TAX BENEFIT RECOGNIZED WITH THE WRITE-DOWN OF THESE INVESTMENTS

FINANCIAL HIGHLIGHTS                                             [WILLIAMS LOGO]
(UNAUDITED)


                                                          Three months ended             Years ended
                                                              December 31,               December 31,
                                                       ------------------------     -----------------------
(Millions, except per-share amounts)                      2001          2000*          2001         2000*
                                                       ----------     ---------     ----------    ---------
Revenues                                               $  2,318.9     $ 3,010.6     $ 11,034.7    $ 9,591.9
Income (loss) from continuing operations               $   (103.7)    $   363.6     $    835.4    $   965.4
Loss from discontinued operations                      $ (1,134.0)    $  (411.9)    $ (1,313.1)   $  (441.1)
Net income (loss)                                      $ (1,237.7)    $   (48.3)    $   (477.7)   $   524.3
Basic earnings (loss) per common share:
  Income (loss) from continuing operations             $     (.20)    $     .81     $     1.68    $    2.17
  Loss from discontinued operations                    $    (2.19)    $    (.92)    $    (2.64)   $    (.99)
  Net income (loss)                                    $    (2.39)    $    (.11)    $     (.96)   $    1.18
  Average shares (thousands)                              518,071       445,911        496,935      444,416
Diluted earnings (loss) per common share:
  Income (loss) from continuing operations             $     (.20)    $     .80     $     1.67    $    2.15
  Loss from discontinued operations                    $    (2.19)    $    (.91)    $    (2.62)   $    (.98)
  Net income (loss)                                    $    (2.39)    $    (.11)    $     (.95)   $    1.17
  Average shares (thousands)                              518,071       450,238        500,567      449,320
Shares outstanding at December 31 (thousands)                                          515,548      444,322

* Amounts have been restated as described in Note 1 of Notes to Consolidated Statement of Operations.




                                                             FOURTH QUARTER 2001

CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)


                                                                         Three months ended          Years ended
                                                                             December 31,            December 31,
                                                                       ---------------------    ----------------------
                   (Millions, except per-share amounts)                   2001        2000*        2001         2000*
                                                                       ---------    --------    ---------     --------
REVENUES           Energy Marketing & Trading                          $   286.6    $  674.3    $ 1,871.8     $1,572.6
                   Gas Pipeline                                            462.0       488.0      1,748.8      1,879.2
                   Energy Services                                       1,762.1     1,983.8      8,155.1      6,591.5
                   Other                                                    18.9        16.5         76.3         66.8
                   Intercompany eliminations                              (210.7)     (152.0)      (817.3)      (518.2)
                                                                       ---------    --------    ---------     --------
                      Total revenues                                     2,318.9     3,010.6     11,034.7      9,591.9
                                                                       ---------    --------    ---------     --------
SEGMENT            Costs and operating expenses                          1,545.1     1,960.8      7,384.6      6,441.8
COSTS AND          Selling, general and administrative expenses            251.0       195.1        934.9        771.5
EXPENSES           Impairment of soda ash mining facility                  170.0          --        170.0           --
                   Other (income) expense - net                             42.0        51.5        (29.1)        75.4
                                                                       ---------    --------    ---------     --------
                      Total segment costs and expenses                   2,008.1     2,207.4      8,460.4      7,288.7
                                                                       ---------    --------    ---------     --------
                   General corporate expenses                               35.5        31.4        124.3         97.2
                                                                       ---------    --------    ---------     --------
OPERATING          Energy Marketing & Trading                              159.3       508.2      1,296.1      1,005.5
INCOME (LOSS)      Gas Pipeline                                            155.2       168.1        673.8        714.5
                   Energy Services                                          (5.7)      125.0        591.5        571.7
                   Other                                                     2.0         1.9         12.9         11.5
                   General corporate expenses                              (35.5)      (31.4)      (124.3)       (97.2)
                   Total operating income                                  275.3       771.8      2,450.0      2,206.0
                   Interest accrued                                       (231.7)     (200.4)      (786.8)      (708.5)
                   Interest capitalized                                      6.7        10.4         40.0         49.4
                   Investing income (loss)                                (194.8)       29.3       (198.4)       106.1
                   Preferred returns and minority interest in (income)
                     loss of consolidated subsidiaries                       1.9       (12.6)       (67.5)       (58.0)
                   Other income (expense) - net                             14.8         (.3)        28.3           .3
                                                                       ---------    --------    ---------     --------
                   Income (loss) from continuing operations before
                     income taxes                                         (127.8)      598.2      1,465.6      1,595.3
                   Provision (benefit) for income taxes                    (24.1)      234.6        630.2        629.9
                                                                       ---------    --------    ---------     --------
                   Income (loss) from continuing operations               (103.7)      363.6        835.4        965.4
                   Loss from discontinued operations                    (1,134.0)     (411.9)    (1,313.1)      (441.1)
                                                                       ---------    --------    ---------     --------
                   Net income (loss)                                   $(1,237.7)   $  (48.3)   $  (477.7)    $  524.3
                                                                       =========    ========    =========     ========
EARNINGS (LOSS)    Basic earnings (loss) per common share:
PER SHARE            Income (loss) from continuing operations          $    (.20)   $    .81    $    1.68     $   2.17
                     Loss from discontinued operations                     (2.19)       (.92)       (2.64)        (.99)
                                                                       ---------    --------    ---------     --------
                     Net income (loss)                                 $   (2.39)   $   (.11)   $    (.96)    $   1.18
                                                                       =========    ========    =========     ========
                   Diluted earnings (loss) per common share:
                     Income (loss) from continuing operations          $    (.20)   $    .80    $     1.67    $   2.15
                     Loss from discontinued operations                     (2.19)       (.91)        (2.62)       (.98)
                                                                       ---------    --------    ---------     --------
                     Net income (loss)                                 $   (2.39)   $   (.11)   $     (.95)   $  1.17
                                                                       =========    ========    =========     ========

                  * Certain amounts have been restated or reclassified as
                    described in Note 1 of Notes to Consolidated Statement of Operations.

                   See accompanying notes.








                                                             FOURTH QUARTER 2001

NOTES TO CONSOLIDATED STATEMENT OF OPERATIONS                    [WILLIAMS LOGO]
(UNAUDITED)


1. BASIS OF PRESENTATION

   Effective September 2001, the Energy Marketing & Trading segment is presented as Williams' third industry group joining Gas Pipeline and Energy Services. Energy Marketing & Trading was previously reported as an operating segment within the Energy Services' industry group.

   On March 30, 2001, Williams' board of directors approved a tax-free spinoff of Williams' communications business, Williams Communications Group, Inc. (WCG). The results of operations for WCG have been reflected in the Consolidated Statement of Operations as discontinued operations. Unless indicated otherwise, the information in the Notes to Consolidated Statement of Operations relates to the continuing operations of Williams (see Note 6).

   During first-quarter 2001, Williams Energy Partners L.P. (WEP) completed an initial public offering. WEP, including Williams' general partnership interest, is now reported as a separate segment within Energy Services and consists primarily of certain terminals and an ammonia pipeline previously reported within Petroleum Services and Midstream Gas & Liquids, respectively. Also during first-quarter 2001, management of international activities, previously reported in Other, was transferred and the international activities are now reported as a separate segment within Energy Services.

   Effective February 2001, management of certain operations previously conducted by Energy Marketing & Trading was transferred to Petroleum Services. These operations included the procurement of crude oil and marketing of refined products produced from the Memphis refinery. Additionally, the refined product sales activities surrounding certain terminals located throughout the United States were transferred. This sales activity was previously included in the trading portfolio of Energy Marketing & Trading and was therefore reported net of related costs of sales. Following the transfer, these sales are reported on a "gross" basis.

   Prior year segment amounts have been restated to reflect the above mentioned changes.

   Certain other amounts in the Consolidated Statement of Operations for 2000 have been reclassified to conform to the current classifications.

2. SEGMENT REVENUES AND PROFIT

   Segment revenues and profit (loss) for the three months and years ended December 31, 2001 and 2000, are as follows:

                                        Three months ended December 31,
                                    Revenues           Segment Profit (Loss)
                               -------------------     ---------------------
(millions)                      2001        2000*         2001       2000*
                               --------   --------       ------     ------
Energy Marketing & Trading     $  286.6   $  674.3       $156.6     $510.4
                               --------   --------       ------     ------
Gas Pipeline                      462.0      488.0        171.4      175.6
                               --------   --------       ------     ------
Energy Services:
  Exploration & Production        197.4       99.7         70.9       23.0
  International                    50.8       30.4       (180.0)        --
  Midstream Gas & Liquids         426.9      524.7         61.9       61.1
  Petroleum Services            1,064.6    1,308.1         28.5       29.7
  Williams Energy Partners         22.4       20.9           .7        7.9
  Merger-related costs and
    non-compete amortization         --         --           --       (1.5)
                               --------   --------       ------     ------
  Total Energy Services         1,762.1    1,983.8        (18.0)     120.2
                               --------   --------       ------     ------
Other                              18.9       16.5          1.7        1.7
Intercompany eliminations        (210.7)    (152.0)          --         --
                               --------   --------       ------     ------
Total Segments                 $2,318.9   $3,010.6       $311.7     $807.9
                               ========   ========       ======     ======


* Certain amounts have been restated or reclassified as described in Note 1.

                                             Years ended December 31,
                                        Revenues           Segment Profit (Loss)
                                 --------------------     ---------------------
(millions)                          2001       2000*       2001          2000*
                                 ---------   --------     --------     --------
Energy Marketing & Trading       $ 1,871.8   $1,572.6     $1,271.5     $1,007.9
                                 ---------   --------     --------     --------
Gas Pipeline                       1,748.8    1,879.2        720.1        741.5
                                 ---------   --------     --------     --------
Energy Services:
   Exploration & Production          579.6      294.2        218.7         62.4
   International                     159.0      104.1       (172.8)        14.1
   Midstream Gas & Liquids         1,922.4    1,514.7        221.6        297.9
   Petroleum Services              5,407.9    4,605.0        286.9        175.8
   Williams Energy Partners           86.2       73.5         17.0         21.8
   Merger-related costs and
     non-compete amortization           --         --         (1.5)        (7.1)
                                 ---------   --------     --------     --------
     Total Energy Services         8,155.1    6,591.5        569.9        564.9
                                 ---------   --------     --------     --------
Other                                 76.3       66.8         12.2         11.3
Intercompany eliminations           (817.3)    (518.2)          --           --
                                 ---------   --------     --------     --------
Total Segments                   $11,034.7   $9,591.9     $2,573.7     $2,325.6
                                 =========   ========     ========     ========

* Certain amounts have been restated or reclassified as described in Note 1.



                                                             FOURTH QUARTER 2001

NOTES TO CONSOLIDATED STATEMENT OF OPERATIONS                    [WILLIAMS LOGO]
(UNAUDITED)

2. SEGMENT REVENUES AND PROFIT (continued)

   The following tables reflect the reconciliation of operating income (loss) as reported in the Consolidated Statement of Operations to segment profit (loss).

                                      Three months ended December 31, 2001             Three months ended December 31, 2000 *
                                  -----------------------------------------------    --------------------------------------------
                                  Operating    Equity         Income      Segment    Operating   Equity      Income       Segment
                                   Income     Earnings      (Loss) from   Profit      Income    Earnings    (Loss) from   Profit
(millions)                         (Loss)     (Losses)      Investments   (Loss)      (Loss)    (Losses)    Investments    (Loss)
                                  ---------   --------      -----------   -------    ---------  --------    -----------   -------
Energy Marketing & Trading        $159.3      $ (2.7)          $--        $156.6      $508.2     $ 1.4         $.8        $510.4
Gas Pipeline                       155.2        16.2            --         171.4       168.1       7.5          --         175.6
Energy Services                     (5.7)      (12.3)           --         (18.0)      125.0      (4.8)         --         120.2
Other                                2.0         (.3)           --           1.7         1.9       (.2)         --           1.7
                                  ------      ------           ---        ------      ------     -----         ---        ------
Total Segments                     310.8      $   .9           $--        $311.7       803.2     $ 3.9         $.8        $807.9
                                  ------      ------           ---        ------      ------     -----         ---        ------
General corporate expenses         (35.5)                                              (31.4)
                                  ------                                              ------
Total operating income            $275.3                                              $771.8
                                  ======                                              ======


                                              Year ended December 31,                        Year ended December 31,
                                  -----------------------------------------------    --------------------------------------------
                                  Operating    Equity         Income      Segment    Operating   Equity      Income       Segment
                                   Income     Earnings      (Loss) from   Profit      Income    Earnings    (Loss) from   Profit
(millions)                         (Loss)     (Losses)      Investments   (Loss)      (Loss)    (Losses)    Investments    (Loss)
                                  ---------   --------      -----------   -------    ---------  --------    -----------   -------
Energy Marketing & Trading        $1,296.1     $ (1.3)       $(23.3)      $1,271.5   $1,005.5    $ 1.6        $.8         $1,007.9
Gas Pipeline                         673.8       46.3            --          720.1      714.5     27.0         --            741.5
Energy Services                      591.5      (21.6)           --          569.9      571.7     (6.8)        --            564.9
Other                                 12.9        (.7)           --           12.2       11.5      (.2)        --             11.3
Total Segments                     2,574.3     $ 22.7        $(23.3)      $2,573.7    2,303.2    $21.6        $.8         $2,325.6
                                  --------     ------        ------       --------   --------    -----        ---         --------
General corporate expenses          (124.3)                                             (97.2)
                                  --------                                           --------
Total operating income            $2,450.0                                           $2,206.0
                                  ========                                           ========

* Certain amounts have been restated as described in Note 1.


   Segment profit (loss) includes equity earnings (losses) and certain income
(loss) from investments which are reported in investing income (loss) in the Consolidated Statement of Operations. Equity earnings (losses) are from investments accounted for under the equity method. Income (loss) from investments results from the management of investments in certain equity instruments (see Note 5).

   Enron Corp. (Enron) and certain of its subsidiaries, with whom Energy Marketing & Trading and other Williams subsidiaries have had commercial relations, filed a voluntary petition for Chapter 11 reorganization under the U.S. Bankruptcy Code in the Federal District Court for the Southern District of New York on December 2, 2001. Additional Enron subsidiaries have subsequently filed for Chapter 11. The court has not set a date for the filing of claims. During fourth-quarter 2001, Energy Marketing & Trading recorded a total decrease to revenues of approximately $130 million as a part of its valuation of energy commodity and derivative trading contracts with Enron entities, approximately $91 million of which was recorded pursuant to events immediately preceding and following the announced bankruptcy of Enron. Other Williams subsidiaries recorded approximately $5 million of bad debt expense related to amounts receivable from Enron entities in fourth-quarter 2001, reflected in selling, general and administrative expenses. At December 31, 2001, Williams has reduced its exposure to accounts receivable from Enron entities, net of margin deposits, to expected recoverable amounts.


                                                             FOURTH QUARTER 2001

NOTES TO CONSOLIDATED STATEMENT OF OPERATIONS                    [WILLIAMS LOGO]
(UNAUDITED)


3. ASSET SALES, IMPAIRMENTS AND OTHER ACCRUALS

   The $170 million impairment charge relates to the soda ash mining facility located in Colorado. The facility, which began production in fourth-quarter 2000, experienced higher than expected construction costs and implementation difficulties through December 2001. As a result, an impairment of the assets based on management's estimate of the fair value was recorded in fourth-quarter 2001. Management's estimate was based on present value of discounted future cash flows. In addition, management engaged an outside business consulting firm to provide further information to be utilized in management's estimation. Future events and the use of different judgments and/or assumptions could result in the recognition of an additional impairment charge.

   Significant gains or losses from asset sales, impairments and other accruals included in other (income) expense - net within segment costs and expenses are as follows:

                                       Three months ended         Years ended
                                           December 31,           December 31,
                                       ------------------      --------------------
(millions)                              2001         2000       2001           2000
                                       ------        ----      ------         -----
ENERGY MARKETING & TRADING
   Impairment of plant for
      terminated expansion             $ 13.3       $  --      $ 13.3        $  --
   Guarantee loss accruals and
      impairments                          --        17.2          --         47.5
   Impairment of distributed power
      services business                    --        16.3          --         16.3
GAS PIPELINE
   Gain on sale of limited
      partner units of Northern
      Border Partners, L.P.                --          --       (27.5)          --
   Loss accrual for royalty claims       18.3          --        18.3           --
ENERGY SERVICES:
   MIDSTREAM GAS & LIQUIDS
      Impairment of south Texas
         assets                          (1.3)         --        13.8           --
   PETROLEUM SERVICES
      Impairment and other loss
         accruals for travel centers     14.7          --        14.7           --
      Gain on sale of certain
         convenience stores              (3.2)         --       (75.3)          --
      Impairment of end-to-end mobile
         computing systems business        .9        11.9        12.1         11.9

   The guarantee loss accruals and impairments of $17.2 million and $47.5 million in 2000 include impairment charges resulting from the decision to discontinue mezzanine lending services, and the accruals represent the estimated liabilities associated with guarantees of third-party lending activities.

    The $16.3 million impairment of distributed power services relates to management's fourth-quarter 2000 decision and commitment to sell its portable electric generation business. The $16.3 million charge represents the impairment of the assets to fair value based on the expected net sales proceeds.

   The $18.3 loss accrual for royalty claims in 2001 represents a charge resulting from an unfavorable court decision in one of Gas Pipeline's royalty claims proceedings. An additional $19.1 million is included in interest accrued in the Consolidated Statement of Operations related to these proceedings.

   The $13.8 million impairment of south Texas assets in 2001 represents the impairment of certain non-regulated gathering and processing assets to fair value based on proceeds from sales which closed first-quarter 2002.

   The loss accruals and impairments of $14.7 million in 2001 related to certain travel centers include the estimated liability associated with the residual value guarantee of certain travel centers under an operating lease and the impairment of certain other travel centers to fair value based on management's estimates.

   The impairment of the end-to-end mobile computing system business in 2000 and 2001 relates to management's fourth-quarter 2000 decision and commitment to sell the business. The charges represent the impairment of the assets to fair value based on the expected net sale proceeds.

4. BARRETT ACQUISITION

   Through two transactions, Williams acquired all of the outstanding stock of Barrett Resources Corporation (Barrett). On June 11, 2001, Williams acquired 50 percent of Barrett's outstanding common stock in a cash tender offer of $73 per share for a total of approximately $1.2 billion. Williams acquired the remaining 50 percent of Barrett's outstanding common stock on August 2, 2001, through a merger by exchanging each remaining share of Barrett common stock for 1.767 shares of Williams common stock for a total of approximately 30 million shares of Williams common stock valued at $1.2 billion. The results of operations related to the 50 percent interest for the period June 11, 2001 through August 1, 2001, were $8.5 million and are included in equity earnings. As of August 2, 2001, Barrett's results of operations, including the effect of hedge contracts entered into by Williams, are consolidated and reported as part of Exploration & Production.




                                                             FOURTH QUARTER 2001

NOTES TO CONSOLIDATED STATEMENT OF OPERATIONS                    [WILLIAMS LOGO]
(UNAUDITED)


5. INVESTING INCOME (LOSS)


                                    Three months ended       Years ended
                                       December 31,          December 31,
                                    ------------------    ------------------
(millions)                           2001        2000       2001       2000
                                    -------     ------    -------     ------
Equity earnings*                    $    .9     $  3.9    $  22.7     $ 21.6
Write-down of WCG investment          (25.0)        --      (95.9)        --
Income (loss) from investments*          --         .8      (23.3)        .8
Loss provision for WCG receivables   (188.0)        --     (188.0)        --
Interest income and other              17.3       24.6       86.1       83.7
Total                               $(194.8)    $ 29.3    $(198.4)    $106.1

*Items also included in segment profit.

   Williams recognized a $94.2 million charge in third-quarter 2001, representing declines in the value of certain investments, including $70.9 million related to Williams' investment in WCG and the $23.3 million related to loss from other investments, which were determined to be other than temporary. These determinations were primarily based on the continued depressed market values of these investments and the overall market value decline experienced by related industry sectors. In addition, a $25 million charge relating to Williams' remaining investment in WCG was recorded in conjunction with Williams' assessment of realization as a result of WCG's balance sheet restructuring program (see Note 6). The total charges of $119.2 million are reflected in net income (loss) with no associated tax benefit.

   The $188 million charge includes estimated losses of $85 million from an assessment of the recoverability of carrying amounts of a $106 million deferred payment for services provided to WCG and a $103 million provision on the minimum lease payments receivable based on management's estimate of the fair value of the leased assets (see Note 6).

6. DISCONTINUED OPERATIONS

   On March 30, 2001, Williams' board of directors approved a tax-free spinoff of WCG to Williams' shareholders. Williams distributed 398.5 million shares, or approximately 95 percent of the WCG common stock held by Williams, to holders of record on April 9, 2001, of Williams common stock. Distribution of .822399 of a share of WCG common stock for each share of Williams stock occurred on April 23, 2001. The distribution was recorded as a dividend and resulted in a decrease to stockholders' equity of approximately $2.0 billion.

   Recent disclosures and announcements by WCG, including their recent announcement that they might seek to reorganize under the U.S. Bankruptcy Code, Williams has recorded pretax charges totaling $2.05 billion in fourth-quarter 2001. The $1.3 billion loss from discontinued operations includes a pretax loss of $1.84 billion representing management's best estimate of the minimum loss in a range of losses from performance on $2.21 billion of WCG-related guarantees and payment obligations and approximately $16 million in expenses. Additional information regarding the components of this charge and related management assumptions are disclosed in Williams' 2001 Form 10-K.

7. RECENT ACCOUNTING STANDARDS

   In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." This was followed in June 2000 by the issuance of SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," which amends SFAS No. 133. SFAS No. 133 and 138 establish accounting and reporting standards for derivative financial instruments. The standards require that all derivative financial instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in earnings if the derivative is not a hedge. If a derivative is a hedge, changes in the fair value of the derivative are either recognized in earnings along with the change in the fair value of the hedged asset, liability or firm commitment also recognized in earnings, or recognized in other comprehensive income until the hedged item is recognized in earnings. For a derivative recognized in other comprehensive income, the ineffective portion of the derivative's change in fair value is recognized immediately in earnings. Williams adopted these standards effective January 1, 2001. The January 1, 2001, cumulative effect of the accounting change included in the results of operations associated with the initial adoption of these standards was not material.




                                                             FOURTH QUARTER 2001